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                                                                    EXHIBIT 99.1

            PRESS RELEASE, DATED MARCH 24, 2000


TO BUSINESS EDITOR:

    Doane Pet Care Signs Agreement to Acquire A/S Arovit Petfood in Denmark


     BRENTWOOD, Tenn., March 24 /PRNewswire/ --Doane Pet Care Company ("Doane") today announced that it has entered into a Share Purchase Agreement (the "Agreement") by which it will acquire all of the outstanding capital stock of A/S Arovit Petfood ("Arovit"), whose headquarters are located in Esbjerg, Denmark. Under the terms of the Agreement, Doane will pay approximately DKK 1.2 billion (approximately US $156 million) and will assume indebtedness, net of cash, of approximately DKK 64 million (approximately US $8 million). Doane intends to finance the acquisition through the use of its credit facilities. Completion of the transaction is subject to certain conditions, including financing.

     Arovit is a leading producer of private label pet food in Europe supplying a full range of products for dogs and cats, including wet, dry and treats. It has approximately 850 employees, four production facilities and nine sales offices throughout Europe. Doane is the leading manufacturer of private label pet food in North America with 30 manufacturing facilities, and offers a full line of pet food products to leading retailers in all major channels, including dry, wet, biscuits and treats. Doane's European presence includes operations through its subsidiaries IPES Iberica S.A. in Spain and Doane Pet Care (UK) Limited in the United Kingdom, and through its 50/50 joint venture, Effeffe S.p.a. in Italy, all of which manufacture dry pet food.

     Doug Cahill, President and CEO of Doane said, "We are extremely excited at the opportunities brought about by the joining of Doane and Arovit. Doane began its expansion into Europe in late 1996 and, until now, had been growing its presence there gradually. This transaction will immediately establish the infrastructure required to enable us to become the leading Pan European supplier of private label pet food." Cahill added that, "Our vision to be the trusted partner of choice for our customers brands throughout the world is greatly enhanced by Arovit's strong reputation and leadership position in European private label pet food."

     Doane plans to keep the strong Arovit name and integrate its existing European operations into Arovit under the leadership of Flemming Enevoldsen, Arovit's current Managing Director. In addition to his role as Managing Director of Arovit, Enevoldsen will become a Senior Vice President of Doane.

     Certain statements made in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21B of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical facts included in this press release are forward-looking statements. Readers should not place undue reliance on any forward-looking statements, which speak only as of the date made. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. It is important to note that results could differ materially from those projected in such forward-looking statements. Factors that could cause results to differ materially include without limitation: changes in demand from major customers, changes in demand for the Company's products, changes in market trends, general competitive pressures from existing and new competitors, adverse changes in operating performance and adverse economic conditions. Further information concerning factors that could cause actual results to differ materially from those in the forward-looking statements are contained from time to time in the Company's SEC filings, including without limitation the Company's 1998 Form 10-K/A.


SOURCE    Doane Pet Care Company

      -0-                          3/24/2000
      /CONTACT: Thomas R. Heidenthal, Senior Vice President & CFO of Doane Pet Care Company, 615-373-7774/